Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Swisher Hygiene Inc.

Charlotte, North Carolina

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 2011, relating to the consolidated financial statements and schedule of Swisher Hygiene Inc., appearing in Swisher Hygiene, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Charlotte, North Carolina

January 13, 2012